UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2015 (January 15, 2015)

REYNOLDS AMERICAN INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-32258	20-0546644
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code: 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

North Carolina Memorandum of Understanding and Supplemental Disclosures

This Current Report on Form 8-K is filed in connection with a memorandum of understanding (the “North Carolina Memorandum of Understanding”) regarding the partial settlement of a lawsuit challenging certain aspects of the transactions related to the Agreement and Plan of Merger, dated as of July 15, 2014 (the “Merger Agreement”), by and among Lorillard, Inc., a Delaware corporation (“Lorillard”), Reynolds American Inc., a North Carolina corporation (“RAI”), and Lantern Acquisition Co., a Delaware corporation and wholly owned subsidiary of RAI, pursuant to which, subject to the satisfaction or waiver of certain conditions, Lorillard will become a wholly owned subsidiary of RAI (the “Merger”). Defined terms used but not defined below have the meanings set forth in the Registration Statement on Form S-4 of RAI, that was declared effective on December 22, 2014 (the “S-4”), and the definitive joint proxy statement/prospectus that RAI and Lorillard filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 22, 2014 (the “Joint Proxy Statement/Prospectus”).

As previously disclosed in the S-4 and Joint Proxy Statement/Prospectus, RAI, the members of the RAI board of directors and British American Tobacco p.l.c. (“BAT”) have been named as defendants in a putative class action lawsuit captioned Corwin v. British American Tobacco PLC, et al., No. 14-CVS-8130 (N.C. Super. Ct. 2014), brought in North Carolina state court (the “North Carolina Action”) by a person identifying himself as a shareholder of RAI.

The North Carolina Action was initiated on August 8, 2014, and an amended complaint was filed on November 7, 2014. The amended complaint generally alleges, among other things, that the members of the RAI board of directors breached their fiduciary duties to RAI shareholders by approving the share purchase and the sharing of technology with BAT. The amended complaint also alleges that there were various conflicts of interest in the transaction. The North Carolina Action seeks injunctive relief, damages and reimbursement of costs, among other remedies.

On January 2, 2015, the plaintiff in the North Carolina Action filed a motion for a preliminary injunction seeking to enjoin temporarily the RAI shareholder meeting and votes scheduled for January 28, 2015. RAI and the RAI board of directors timely opposed that motion prior to a hearing that was scheduled to take place on January 16, 2015.

RAI believes that the North Carolina Action is without merit and that no further disclosure is required to supplement the Joint Proxy Statement/Prospectus under applicable laws. However, to eliminate certain burdens, expenses and uncertainties, on January 17, 2015, defendants in the North Carolina Action entered into the North Carolina Memorandum of Understanding regarding the settlement of disclosure claims asserted in that lawsuit. The North Carolina Memorandum of Understanding outlines the terms of the parties’ agreement in principle to settle and release disclosure claims which were or could have been asserted in the North Carolina Action. In consideration of the partial settlement and release, the parties to the North Carolina Action have agreed, among other things, that RAI will make certain supplemental disclosures to the Joint Proxy Statement/Prospectus, all of which are set forth below. The North Carolina Memorandum of Understanding contemplates that the parties will negotiate in good faith to agree upon a stipulation of partial settlement to be submitted to the court for approval as soon as practicable. The stipulation of partial settlement will be subject to customary conditions, including approval by the court, which will consider the fairness, reasonableness and adequacy of the partial settlement. There can be no assurance that the parties will ultimately enter into a stipulation of partial settlement or that the court will approve the partial settlement even if the parties were to enter into such a stipulation. In that event, the proposed partial settlement will be null and void and of no force and effect. As is more fully set forth the North Carolina Memorandum of Understanding, the partial settlement will not resolve or terminate non-disclosure claims in the North Carolina Action. The partial settlement will not affect the consideration to be paid to Lorillard shareholders in connection with the Merger.

SUPPLEMENT TO THE JOINT PROXY STATEMENT/PROSPECTUS

In connection with the partial settlement of the North Carolina Action, RAI has agreed to make these supplemental disclosures to the Joint Proxy Statement/Prospectus. This supplemental information should be read in conjunction with the Joint Proxy Statement/Prospectus, which should be read in its entirety. Defined terms used but not defined below have the meanings set forth in the Joint Proxy Statement/Prospectus.

1.	The section of the Joint Proxy Statement/Prospectus entitled “RAI Proposal I: Approval of the Lorillard Share Issuance, RAI Proposal II: Approval of the BAT Share Issuance and Lorillard Proposal I: Adoption of the Merger Agreement—Background of the Merger” is hereby supplemented as follows: insert the following sentence immediately before the last sentence in the last full paragraph on page 109 (such paragraph beginning with “Later the same day,…”) of the Joint Proxy Statement/Prospectus:

“Discussions followed that it is not possible to predict whether or when the FDA will take any regulatory action with respect to menthol, but if the FDA were to adopt regulations banning or severely restricting the use of menthol in tobacco products, those regulations would not give rise to any right of the RAI board of directors to modify its recommendation in favor of the share issuance.”

2.	The section of the Joint Proxy Statement/Prospectus entitled “RAI Proposal I: Approval of the Lorillard Share Issuance, RAI Proposal II: Approval of the BAT Share Issuance and Lorillard Proposal I: Adoption of the Merger Agreement—RAI Unaudited Prospective Financial Information” is hereby amended and restated as follows: replace the heading “RAI Unaudited Financial Forecasts” and the two full paragraphs immediately following the heading (including the table) set forth on page 146 of the Joint Proxy Statement/Prospectus, with the following disclosure.

“Unaudited Financial Forecasts

The following table summarizes the unaudited financial forecasts related to RAI and Lorillard that were prepared by RAI’s management as described above and furnished to the RAI board of directors and Lazard:

	For the Fiscal Year Ending December 31,
	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
	(Dollars in Millions)
RAI
Net Sales	$8,525	$8,457	$8,799	$8,982	$9,225	$9,516	$9,847	$10,231	$10,686	$11,168
EBITDA(1)	$3,195	$3,405	$3,756	$3,700	$3,899	$4,101	$4,330	$4,599	$4,926	$5,256
Operating Income	$3,105	$3,312	$3,662	$3,605	$3,805	$4,006	$4,234	$4,500	$4,826	$5,155
After-Tax Unlevered Free Cash Flow	N/A	$2,124	$2,372	$2,234	$2,382	$2,453	$2,600	$2,753	$2,973	$3,193

Lorillard
Net Sales	$5,128	$5,186	$5,477	$5,610	$5,776	$5,943	$6,172	$6,391	$6,633	$6,869
EBITDA(1)	$2,228	$2,332	$2,479	$2,602	$2,678	$2,748	$2,878	$3,007	$3,150	$3,286
Operating Income	$2,183	$2,286	$2,432	$2,553	$2,628	$2,696	$2,825	$2,952	$3,093	$3,227
After-Tax Unlevered Free Cash Flow	N/A	$1,449	$1,542	$1,569	$1,670	$1,714	$1,796	$1,874	$1,964	$2,049

(1)	For purposes of the unaudited financial forecasts, EBITDA is a non-GAAP measurement defined as earnings before interest, taxes, depreciation and amortization. EBITDA is not necessarily comparable to similarly titled measures used at other companies.

The unaudited financial forecasts summarized above are forward-looking in nature. The forecasts relate to multiple future years, and such information by its nature becomes less predictive with each succeeding year.

The Lorillard unaudited financial forecasts summarized above are subject to the same caveats, assumptions and variables as the RAI unaudited financial forecasts. As with the RAI unaudited financial forecasts, the Lorillard unaudited financial forecasts summarized above were not prepared by RAI’s management for the purpose of public disclosure nor were they prepared in compliance with guidelines of the SEC or any other party. These forecasts were prepared by RAI’s management on a stand-alone basis for Lorillard, based on numerous variables and assumptions that are inherently uncertain. Important factors that may affect actual results and cause the unaudited financial forecasts to not be realized include the risks, contingencies and other uncertainties described under “Cautionary Information Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 55 and 57, respectively, of the joint proxy statement/prospectus.”

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Potential Technology-Sharing Initiative

On July 15, 2014, RAI announced in a press release (the “Press Release”), filed as Exhibit 99.1 to RAI’s Current Report on Form 8-K dated July 16, 2014, that RAI had entered into definitive agreements relating to the acquisition of Lorillard and the disposition of certain assets to ITG Brands, L.L.C. (formerly known as Lignum-2, L.L.C.) (“Imperial Sub”), a subsidiary of Imperial Tobacco Group PLC (“Imperial”). Separately, under a section titled “Transaction Highlights,” RAI stated “Reynolds American and BAT Agree in Principle to a Joint Technology-Sharing Strategy for Next-Generation Products.” Additionally, RAI stated “RAI and BAT have agreed in principle to pursue an ongoing technology-sharing initiative for the development and commercialization of next-generation tobacco products, including heat-not-burn cigarettes and vapor products.” Further, Susan S. Cameron, President and Chief Executive Officer of RAI, was quoted in the Press Release as saying, “Additionally, our agreement with BAT to jointly pursue development of new tobacco products, such as heat-not-burn cigarettes and vapor products, holds great promise for global growth in those categories. This will certainly enhance value for all shareholders.” In connection with the North Carolina Memorandum of Understanding, the information in the immediately succeeding paragraph of this Current Report on Form 8-K is being furnished to clarify these statements in the Press Release regarding any potential technology-sharing agreement between RAI and BAT.

RAI desires to clarify that, at the time of the Press Release, RAI and BAT had not entered into an agreement on the new potential technology-sharing initiative referenced in the Press Release (but had only agreed in principle to pursue such an agreement), and, since the Press Release, RAI and BAT have not entered into such an agreement. As of July 15, 2014, representatives of RAI and BAT had been discussing for some time the prospect of entering into a new technology-sharing agreement related to the development and commercialization of next-generation tobacco products. Discussions between RAI and BAT regarding the potential new technology-sharing initiative referenced in the Press Release are ongoing. However, there is no certainty that a new technology-sharing agreement between RAI and BAT will be reached, nor is there certainty regarding the scope or terms of such an agreement or the extent to which such an agreement will enhance shareholder value. None of the agreements that are part of the RAI planned acquisition of Lorillard, including the Merger Agreement; the Subscription and Support Agreement, dated as of July 15, 2014, among BAT, RAI and Brown & Williamson Holdings, Inc., a wholly owned subsidiary of BAT (“B&W”); the Asset Purchase Agreement, dated as of July 15, 2014, among RAI, Imperial and Imperial Sub; or the Transfer Agreement, dated as of July 15, 2014, between Lorillard and Imperial Sub, is contingent upon, or subject to change in any way as a result of, the potential new technology-sharing initiative referenced in the Press Release. Further, the potential new technology-sharing initiative referenced in the Press Release was not factored into the valuation of any of the transactions that are part of RAI’s planned acquisition of Lorillard.

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Delaware Memorandum of Understanding and Supplemental Disclosures

Additionally, this Current Report on Form 8-K is filed in connection with a memorandum of understanding (the “Delaware Memorandum of Understanding”) regarding the settlement of certain litigation, as previously disclosed in the S-4 and Joint Proxy Statement/Prospectus, relating to the putative class action lawsuits brought in the Delaware Court of Chancery by Lorillard shareholders challenging the proposed merger with RAI, naming Lorillard, the members of the Lorillard board of directors, RAI and BAT as defendants (the “Delaware Actions”).

The complaints generally allege, among other things, that the members of the Lorillard board of directors breached their fiduciary duties to Lorillard shareholders by authorizing the proposed merger of Lorillard with RAI. The complaints also allege that RAI and BAT aided and abetted the breaches of fiduciary duty allegedly committed by the members of the Lorillard board of directors. On November 25, 2014, the court granted a motion for consolidation of the lawsuits into a single action captioned In re Lorillard, Inc. Stockholders Litigation, C.A. No. 9904-CB and appointment of lead plaintiffs and lead counsel. On December 11, 2014, lead plaintiffs filed a motion for a preliminary injunction and a motion to expedite. Plaintiffs filed their opening brief in support of their motion for a preliminary injunction on January 9, 2015.

Lorillard and RAI believe that these lawsuits are without merit and that no further disclosure is required to supplement the Joint Proxy Statement/Prospectus under applicable laws; however, to eliminate the burden, expense and uncertainties inherent in such litigation, on January 15, 2015, the defendants entered into the Delaware Memorandum of Understanding regarding the settlement of the Delaware Actions. The Delaware Memorandum of Understanding outlines the terms of the parties’ agreement in principle to settle and release all claims which were or could have been asserted in the Delaware Actions. In consideration for such settlement and release, the parties to the Delaware Actions have agreed, among other things, that Lorillard and RAI will make certain supplemental disclosures to the Joint Proxy Statement/Prospectus, all of which are set forth below. The Delaware Memorandum of Understanding contemplates that the parties will negotiate in good faith to agree upon a stipulation of settlement to be submitted to the court for approval as soon as practicable. The stipulation of settlement will be subject to customary conditions, including approval by the court, which will consider the fairness, reasonableness and adequacy of such settlement. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve the settlement even if the parties were to enter into such stipulation. In such event, or if the transactions contemplated by the Merger Agreement are not consummated for any reason, the proposed settlement will be of no force and effect.

SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS

In connection with the settlement of the Delaware Actions, Lorillard and RAI have agreed to make these supplemental disclosures to the Joint Proxy Statement/Prospectus. This supplemental information should be read in conjunction with the Joint Proxy Statement/Prospectus, which should be read in its entirety. Defined terms used but not defined below have the meanings set forth in the Joint Proxy Statement/Prospectus.

1.	The section of the Joint Proxy Statement/Prospectus entitled “RAI Proposal I: Approval of the Lorillard Share Issuance, RAI Proposal II: Approval of the BAT Share Issuance and Lorillard Proposal I: Adoption of the Merger Agreement—Background of the Merger” is hereby supplemented as follows:

A.	The following sentence is hereby inserted immediately before the second to last sentence in the third full paragraph on page 91 (such paragraph beginning with “On December 17, 2012, . . .”) of the Joint Proxy Statement/Prospectus:

“As part of this discussion, the representatives of Centerview and Barclays also discussed with the Lorillard board of directors their preliminary views on Lorillard’s strategic alternatives to a potential transaction with RAI, including operating as an independent company or a potential transaction with the universe of other potential strategic partners for Lorillard (which universe included two U.S. and four international large-cap tobacco companies).”

B.	The second to last sentence in the third full paragraph on page 91 (such paragraph beginning with “On December 17, 2012, . . .”) of the Joint Proxy Statement/Prospectus is hereby amended and restated to read as follows:

“In connection with these discussions, representatives of Centerview and Barclays observed that, if the Lorillard board of directors were to evaluate further its various strategic alternatives, consideration could be given to the possibility that Imperial (with whom Lorillard had not previously engaged in material discussions regarding a potential acquisition of Lorillard by Imperial) might potentially be interested in a transaction with Lorillard as an alternate to any stand-alone plan of RAI or Lorillard.”

C.	The following sentences are hereby inserted immediately before the second to last sentence in the third full paragraph on page 96 (such paragraph beginning with “On December 20, 2013, . . .”) of the Joint Proxy Statement/Prospectus:

“In that connection, members of the Lorillard board of directors also discussed (and, until March 13, 2014, continued to discuss from time to time) the leadership and governance of the combined company, including that, if Lorillard shareholders were to have a significant continuing equity ownership in the combined company, Lorillard needed to have appropriate representation on the board of directors of the combined company and the leadership team of the combined company needed to include a significant number of Lorillard’s senior management based on Lorillard’s operational success. As part of these discussions, members of the Lorillard board of directors observed that, in the context of a transaction of this type, Lorillard would likely have to implement incentives to be able to retain its key personnel.”

D.	The third sentence in the last paragraph beginning on page 96 and continuing onto page 97 (such paragraph beginning with “On January 9, 2014, . . .”) of the Joint Proxy Statement/Prospectus is hereby amended and restated to read as follows:

“In addition, representatives of Centerview discussed with the Lorillard board of directors their preliminary views on Lorillard’s strategic alternatives to the proposed transaction with RAI, including operating as an independent company or a sale of some or all of Lorillard to, a potential other merger transaction with, or an asset acquisition by Lorillard from, the universe of other potential strategic partners for Lorillard (which universe included two U.S. and four international large-cap tobacco companies and one international mid-cap tobacco company), none of whom was, given, among other things, each such potential partner’s perceived then-current priorities, strategies and/or regulatory profile, viewed at the time as a likely candidate for any such transaction, particularly in light of Imperial’s decision to participate in discussions and execute a memorandum of understanding with RAI to acquire various assets from RAI and Lorillard in connection with the possible combination of RAI and Lorillard.”

E.	The fifth sentence in the first full paragraph on page 105 (such paragraph beginning with “On May 15, 2014, . . .”) of the Joint Proxy Statement/Prospectus is hereby amended and restated to read as follows:

“In addition, representatives of Centerview discussed with the Lorillard board of directors their preliminary views on Lorillard’s strategic alternatives to the proposed transaction with RAI, including operating as an independent company, or a sale of some or all of Lorillard to, a potential other merger transaction with, or an asset acquisition by Lorillard from, the universe of other potential strategic partners for Lorillard (which universe included two U.S. and four international large-cap tobacco companies and one international mid-cap tobacco company), none of whom was, given, among other things, each such potential partner’s perceived then-current priorities, strategies and/or regulatory profile, viewed at the time as a likely candidate for any such transaction, particularly in light of Imperial’s desire to participate as a divestiture partner.”

F.	The second to last sentence in the first full paragraph on page 105 (such paragraph beginning with “On May 15, 2014, . . .”) of the Joint Proxy Statement/Prospectus is hereby amended and restated to read as follows:

“Mr. Kessler also informed the Lorillard board of directors that Lorillard would re-involve Barclays (which had not been involved since the abandonment by Lorillard of the initial discussions with RAI in February 2013 due to a rebalancing of the Barclays team covering Lorillard) to assist Centerview in the process of evaluating RAI’s May 10, 2014 proposal.”

G.	The second to last sentence in the third full paragraph on page 106 (such paragraph beginning with “Later on May 21, 2014, . . .”) of the Joint Proxy Statement/Prospectus is hereby amended and restated to read as follows:

“As part of those discussions and further discussions between representatives of Centerview and Credit Suisse, it was confirmed that while the then-current memorandum of understanding did not preclude Imperial from considering an acquisition of all of Lorillard (as opposed to the proposed asset divestiture), Imperial was not interested in doing so (the possibility of an acquisition of all of Lorillard by Imperial had not been discussed between the parties since the receipt by Lorillard of RAI’s May 10, 2014 proposal).”

H.	The fourth and fifth sentences in the fifth full paragraph on page 107 (such paragraph beginning with “On June 12, 2014, …”) of the Joint Proxy Statement/Prospectus are hereby amended and restated to read as follows:

“As part of this discussion, the representatives of Centerview and Barclays also provided an analysis of the proposed asset divestiture to Imperial, including that, as had been initially communicated to them by RAI, the proposed purchase price of $7.1 billion was, before the exact parameters of the divestiture package were finalized and agreed, preliminarily estimated to represent an approximately 8.0x multiple of the estimated 2013 earnings before interest, taxes, depreciation and amortization of the divestiture assets. In addition, representatives of Centerview and Barclays also reviewed possible strategic alternatives for Lorillard to the proposed transaction with RAI, including operating as an independent company, or a sale of Lorillard to, or a potential other merger transaction with, the universe of other potential strategic partners for Lorillard (which universe included two U.S. and four international large-cap tobacco companies) and, with the assistance of Simpson Thacher, the potential merits and detriments of reaching out to such other potential acquirors or merger partners for Lorillard. In that connection, the Lorillard board of directors, with the assistance of Centerview and Barclays, considered such universe of competitive bidders in the tobacco industry and noted that, at the time, given, among other things, each such potential partner’s perceived then current priorities, strategies and/or regulatory profile there appeared to be no viable likely competitive bidder for Lorillard other than RAI and that, although there had been significant speculation in press and analyst reports following the Alphaville report on March 3, 2014 and CNBC’s televised report on April 29, 2014, Lorillard had not received any offer concerning such an alternative acquisition or merger transaction.”

I.	The following sentences are hereby inserted immediately after the second sentence in the last paragraph beginning on page 109 and continuing onto page 110 (such paragraph beginning with “Also on July 10, 2014, . . .”) of the Joint Proxy Statement/Prospectus:

“Representatives of Centerview and Barclays discussed with the Lorillard board of directors their perspectives of Lorillard’s business and market position on a stand-alone basis. As part of this discussion, Centerview and Barclays observed that the strong growth of Lorillard’s e-cigarette business should disproportionately benefit Lorillard due to the larger size of its e-cigarette business relative to its other brands and products and that Lorillard’s “e-vapor” brand blu was seen as a material contributor to top-line growth for Lorillard (but that benefits to margin were assumed to remain negligible due to Lorillard’s continued investment in building the brand). In that connection, representatives of Centerview and Barclays also noted the leading position of Lorillard’s “e-vapor” brand blu among competitors in aided brand awareness (with aided brand awareness of 50% in 2011 and 86% in 2013).”

J.	The second to last and last sentences in the last paragraph beginning on page 109 and continuing onto page 110 (such paragraph beginning with “Also on July 10, 2014, . . .”) of the Joint Proxy Statement/Prospectus are hereby amended and restated to read as follows:

“Centerview and Barclays noted that this analysis (which was shown for illustrative purposes only and was not expected to be (and was not) part of the financial analyses utilized by either firm for purposes of its respective fairness opinion) resulted in illustrative implied discounted hypothetical future per share values that were within a range of $53.05 to $66.76 per share during the projected period and therefore in all fifteen cases lower than the per share value of Lorillard implied by RAI’s July 9, 2014 proposal. Representatives of Centerview and Barclays also noted, however, that Lorillard’s price to earnings multiple as of July 9, 2014 (based on Lorillard’s then-current share price), which was significantly higher than the range of illustrative price to earnings multiples utilized in this analysis due to the significant market speculations regarding the proposed transaction, generated illustrative implied discounted hypothetical future per share values which were within a range of $68.56 to $75.29 per share during the projected period and in two cases higher than the per share value of Lorillard implied by RAI’s July 9, 2014 proposal.”

K.	The following sentence is hereby inserted immediately after the first sentence in the third full paragraph on page 113 (such paragraph beginning with “Representatives of Barclays and Centerview . . .”) of the Joint Proxy Statement/Prospectus:

“Based on RAI’s offer, taking into account the financial projections prepared by Lorillard’s and RAI’s management (including the approximately $800 million annual run-rate cost synergies projected by RAI) and assuming, among other things, the proposed transaction was completed on June 30, 2015, Centerview and Barclays estimated that the proposed transaction could be accretive to RAI’s earnings in the first full year following the consummation of the proposed transaction, with double-digit accretion (on a percentage basis) in 2017 and 2018.”

2.	The section of the Joint Proxy Statement/Prospectus entitled “RAI Proposal I: Approval of the Lorillard Share Issuance, RAI Proposal II: Approval of the BAT Share Issuance and Lorillard Proposal I: Adoption of the Merger Agreement—Opinions of Lorillard’s Financial Advisors—Summary of the Financial Analyses of Lorillard’s Financial Advisors” is hereby supplemented as follows:

A.	The table on page 144 of the Joint Proxy Statement/Prospectus is hereby amended and restated as follows:

	Fiscal Year Ending December 31,
	H2 2014E(1)	2015E	2016E	2017E	2018E
	(Dollars in Millions)
Net Operating Profit After Tax(1)	$655	$1,454	$1,531	$1,621	$1,699
Depreciation and Amortization(2)	$ 26	$53	$55	$56	$58
Capital Expenditures(2)	$(39)	$(78)	$(78)	$(78)	$(78)
Change in Net Working Capital and Other Cash Flows(2)	$ 43	$18	$38	$23	$23
Projected After-Tax Unlevered Free Cash-Flow of Lorillard(1)	$685	$1,447	$1,545	$1,622	$1,701

(1)	Calculated by Lorillard’s financial advisors taking into account Lorillard’s management projections.
(2)	Lorillard’s management projections, except for H2 2014E data.

B.	The second sentence in the fifth full paragraph on page 144 (such paragraph beginning with “The residual value of Lorillard . . .”) of the Joint Proxy Statement/Prospectus is hereby amended and restated to read as follows:

“The after-tax unlevered free cash flows and terminal values were discounted to June 30, 2014, using after-tax discount rates ranging from 6.5% to 8.0%, which were selected by Lorillard’s financial advisors based on two analyses of Lorillard’s estimated weighted average cost of capital (which resulted in discount rates of 7.3% and 6.6%) and their experience and judgment as financial advisors.”

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Update on Regulatory Approvals Required for the Merger

On December 31, 2014, both RAI and Lorillard certified substantial compliance with the Request for Additional Information and Documentary Material of the Federal Trade Commission (“FTC”) pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in connection with RAI’s pending acquisition of Lorillard. RAI and Lorillard continue to cooperate fully and engage in discussions with the FTC as it conducts its review of the proposed acquisition and divestiture. In order to facilitate the FTC process and enhance mutual cooperation, RAI and Lorillard have also entered into a timing agreement with the FTC, pursuant to which RAI and Lorillard agreed to extend the normal 30 day waiting period for a limited period of time after substantial compliance before consummating the acquisition and the divestiture. As of the date hereof, it is not possible to definitively estimate the closing date for the Merger because the Merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions to RAI’s or Lorillard’s obligations to complete the Merger; however, RAI and Lorillard expect the Merger to close in the first half of 2015. Due to the required governmental approvals and other conditions to the Merger, no assurance can be given as to when, or if, the Merger will be completed. Though an end date of July 15, 2015, has been set for the closing of the Merger, this end date will automatically be extended by six months if, on July 15, 2015, the only conditions under the Merger Agreement that have not been satisfied or waived relate to antitrust regulatory matters.

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Cautionary Statement Regarding Forward-Looking Statements

Statements included in this Current Report on Form 8-K that are not historical in nature, including any statements as to regulatory approvals and the expected timing, completion and effects of the proposed Merger, the divestiture, the share purchase and related transactions (collectively, the “Proposed Transactions”), constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this Current Report on Form 8-K, and in any documents incorporated by reference, forward-looking statements include, without limitation, statements regarding the benefits of the Proposed Transactions, including future financial and operating results, the combined company’s plans, expectations, beliefs, intentions and future strategies, and other statements that are not historical facts, that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. These statements regarding future events or the future performance or results of the combined company inherently are subject to a variety of risks, contingencies and uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied in the forward-looking statements.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the Proposed Transactions to be consummated or, if consummated, could have an adverse effect on the results of operations, cash flows and financial position of RAI, are the following: the failure to obtain necessary regulatory or other approvals for the Proposed Transactions, or if obtained, the possibility of being subjected to conditions that could reduce the expected synergies and other benefits of the Proposed Transactions, result in a material delay in, or the abandonment of, the Proposed Transactions or otherwise have an adverse effect on RAI; the obligation to complete the Proposed Transactions even if financing is not available or is available on terms other than those currently anticipated, including financing less favorable to RAI than its current facilities, due to the absence of a financing condition in connection with the Proposed Transactions; the obligation to complete the Proposed Transactions even if there are adverse governmental developments with respect to menthol in cigarettes, and, once completed, the effect of such adverse governmental developments on RAI’s subsidiaries’ sales of products that contain menthol which will represent a substantial portion of RAI’s consolidated sales; the failure to satisfy required closing conditions or complete the Proposed Transactions in a timely manner; the failure to obtain necessary shareholder approvals for the Proposed Transactions; the failure to obtain Imperial shareholder approval for the divestiture and the possibility of needing an alternative divestiture partner; the possibility of selling the transferred assets, including the brands currently expected to be divested, or which otherwise might be divested (in each case, subject to RAI’s binding obligations under the asset purchase agreement to complete the divestiture), on terms less favorable than the divestiture, due to the absence of a condition in connection with the Merger that the divestiture be completed; the possibility of having to include the DORAL brand as part of the divestiture; the effect of the announcement of the Proposed Transactions on the ability to retain and hire key personnel, maintain business relationships, and on operating results and businesses generally; the effect of restrictions placed on RAI’s, Lorillard’s or their respective subsidiaries’ business activities and the limitations put on RAI’s and Lorillard’s ability to pursue alternatives to the Proposed Transactions pursuant to the Merger Agreement and the asset purchase agreement related to the divestiture; the possibility of delay or prevention of the Proposed Transactions by lawsuits challenging the Proposed Transactions filed against RAI, the members of the RAI board of directors, Lorillard, the members of the Lorillard board of directors and BAT; the uncertainty of the value of the Merger consideration that Lorillard shareholders will receive in the Proposed Transactions due to a fixed exchange ratio and a potential fluctuation in the market price of RAI common stock; the reliance of R. J. Reynolds Tobacco Company (“RJR Tobacco”) on Imperial Sub to manufacture Newport on RJR Tobacco’s behalf for a period of time after the divestiture; RAI’s obligations to indemnify Imperial Sub for specified matters and to retain certain liabilities related to the transferred assets; the possibility of RAI’s and Lorillard’s directors and officers having interests in the Proposed Transactions that are different from, or in addition to, the interests of RAI and Lorillard shareholders generally; the possibility of changes in circumstances between the date of the signing of the Merger Agreement and the closing of the Proposed Transactions that will not be reflected in the fairness opinions obtained by the boards of directors of RAI and Lorillard from their respective advisors; a termination of the governance agreement (the “Governance Agreement”) among RAI, BAT and B&W or certain provisions of it in accordance with its terms, including the limitations on B&W’s representation on the RAI board of directors and its board committees; the effect of the substantial additional indebtedness that RAI will incur in connection with the Proposed Transactions; the continuing decline in volume in the U.S. cigarette industry and RAI’s dependence on the U.S. cigarette industry; the impact of BAT’s significant beneficial ownership in RAI, the Governance Agreement and the provisions favoring BAT in the RAI articles of incorporation on RAI’s business, the RAI board of directors and other RAI shareholders; the possibility of actual results of operations, cash flows and financial position after the Proposed Transactions materially differing from the RAI unaudited pro forma condensed combined financial statements included in RAI’s S-4; the difference in rights provided to Lorillard shareholders under Delaware law, the Lorillard certificate of incorporation and the Lorillard by-laws, as compared to the rights Lorillard shareholders will obtain as RAI shareholders under North Carolina law, the RAI articles of incorporation, the RAI bylaws and the Governance Agreement; the failure to realize projected synergies and other benefits from the Proposed Transactions; the incurrence of significant pre- and post-transaction related costs in connection with the Proposed Transactions; and the occurrence of any event giving rise to the right of a party to terminate the Proposed Transactions. Discussions of additional risks, contingencies and uncertainties are contained in RAI’s and Lorillard’s filings with the SEC.

Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of such statements. Except as provided by federal securities laws, RAI is under no obligation to, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Additional Information

RAI filed with the SEC a registration statement on Form S-4 that includes the Joint Proxy Statement of RAI and Lorillard that also constitutes a prospectus of RAI. The Registration Statement on Form S-4 was declared effective by the SEC on December 22, 2014. RAI and Lorillard commenced mailing the definitive joint proxy statement/prospectus to their respective shareholders on or about December 22, 2014. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY, OR ANY AMENDMENTS OR SUPPLEMENTS THERETO, WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT RAI, LORILLARD, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and shareholders are able to obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC by RAI and Lorillard through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders are able to obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC by RAI by contacting RAI Investor Relations at raiinvestorrelations@reynoldsamerican.com or by calling (336)741-5165 or at RAI’s website at www.reynoldsamerican.com, and are be able to obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Lorillard by contacting Lorillard Investor Relations at investorrelations@lortobco.com or by calling (336) 335-7000 or at Lorillard’s website at www.lorillard.com.

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

RAI and Lorillard and certain of their respective directors and executive officers and employees may be considered participants in the solicitation of proxies from the respective shareholders of RAI and stockholders of Lorillard in respect of the Proposed Transactions contemplated by the Joint Proxy Statement/Prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective shareholders of RAI and stockholders of Lorillard in connection with the Proposed Transactions, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Joint Proxy Statement/Prospectus filed with the SEC. Information regarding RAI’s directors and executive officers is contained in RAI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is filed with the SEC. Information regarding Lorillard’s directors and executive officers is contained in Lorillard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 17, 2015

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Senior Vice President, Deputy General Counsel and Secretary